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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Amendment No. 1 to registration statement of Jacor Communications, Inc. on Form S-3 (File No. 333-21419) of our report dated February 12, 1996, except for Note 14, as to which the date is March 13, 1996, on our audits of the consolidated financial statements of Jacor Communications, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 and; of our report dated November 15, 1996, on our audits of the combined financial statements of the Selected Gannett Radio Stations as of December 31, 1995 and September 29, 1996 and for the years ended December 25, 1994 and December 31, 1995 and for the nine month period ended September 29, 1996, and; of our report dated November 8, 1996, on our audits of the consolidated financial statements of Regent Communications, Inc. as of December 31, 1995 and September 30, 1996 and for the years ended December 31, 1994 and 1995 and for the nine month period ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.


Cincinnati, Ohio
February 26, 1997